Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multistate Trust II
333-14729, 811-07755

A special meeting of shareholders was held in the offices of Nuveen Investments on November 7,
2011. At this meeting shareholders were asked to vote on an Agreement and Plan of Reorganization for the Nuveen Massachusetts Municipal Bond
Fund 2 to reorganize into the Nuveen Massachusetts
Municipal Bond Fund and the Nuveen New York
Municipal Bond Fund 2 to reorganize into the Nuveen New York Municipal Bond Fund.

The results of the vote for the two reorganizations were as follows:

<c>Nuveen Massachusetts
Municipal Bond Fund 2
<c> Nuveen New York Municipal
Bond Fund 2
To approve an Agreement
and Plan of
Reorganization


   For
 3,975,573
                12,544,838
   Against
156,893
                     828,667
   Abstain
230,595
                  1,192,167
   Broker Non-Votes
-
                               -
      Total
4,363,061
                14,565,672


Proxy materials are herein incorporated by reference to the SEC filing on August 25, 2011, under Conformed Submission Type N 14, accession
Numbers 0001193125-11-231192 (Massachusetts
fund) and 0001193125-11-231190 (New York fund).